UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 11, 2006

Enesco Group, Inc.

(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Windsor Drive, Itasca, IL	60143

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(630) 875-5300

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Enesco Group, Inc, and Cynthia Passmore, its President and CEO and director, entered into an Executive Separation Agreement dated May 12, 2006 (the “Separation Agreement”). The Separation Agreement provides for Ms. Passmore’s resignation from employment and service as a director effective as of May 15, 2006. The Separation Agreement provides for compensation for Ms. Passmore’s provision of transitional services through September 15, 2006, including: (1) a retainer of $134,066 which is equivalent to four months of Ms. Passmore’s current salary of $400,000; (2) an additional sum of $335,165 paid in equal, twice monthly payments commencing on June 15, 2006 and continuing with payments on the 15th and last day of each month through April 15, 2007; and (3) $1,200 per month as an automobile allowance for each month of transitional services, each of the forgoing payments shall be made without the withholding of income or other payroll taxes or any other deductions or reductions. In addition, accrued and unpaid vacation pay of $26,923 and a proportional share of Ms. Passmore’s Target Bonus (as defined in her employment agreement) for fiscal 2006 pro rated through May 15, 2006 to the extent such Target Bonus would have been paid based on attainment of the objectives set forth in her bonus plan through May 15, 2006 which amount has not yet been quantified. The agreement contained mutual releases for all claims and required Ms. Passmore to continue to be subject to obligations under our confidentiality policies. The Separation Agreement is filed as Exhibit 99.1 and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
The Separation Agreement terminated the Executive Employment Agreement dated September 14, 2004 and amended through a First Amendment dated January 16, 2006, between Enesco and Ms. Passmore.
Item 2.02 Results of Operations and Financial Condition.
On May 12, 2006, Enesco Group, Inc. issued a press release announcing its first quarter 2006 earnings. A copy of the registrant’s press release containing this information is being furnished as Exhibit 99.3 to this Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
a) Departure of Directors or Principal Officers
Cynthia Passmore resigned as President and CEO and director of Enesco Group, Inc., effective as of May 15, 2006. On May 11, 2006, Enesco’s Board of Directors appointed Basil Elliott as the Company’s interim Chief Executive Officer and Marie Meisenbach Graul as interim Chief Financial Officer, effective as of May 15, 2006. Enesco is continuing its search for permanent replacements for the President and CEO and Executive Vice President and CFO positions. The press release is filed as Exhibit 99.2 and is incorporated herein by reference.
c) Appointment of Interim Chief Executive Officer and Interim Chief Financial Officer
Interim Chief Executive Officer
Mr. Elliott, age 55, has served as Executive Vice President of N.C. Cameron, Enesco’s Canadian subsidiary, since 1982. From 1974 to 1981, Mr. Elliott served as Vice President of Panhandler Shoppes Limited, a gift retailer he helped grow from three to more than 90 stores in Canada and the U.S. Previously, Mr. Elliott held a sales management position for The Coca Cola Company. Mr. Elliott currently is a member of N.C. Cameron’s Board of Directors. Mr. Elliott holds an Honors B.A. with Distinction from York University.

Interim Chief Financial Officer
Ms. Graul, age 50, has served as President of MG Group, an advisory accounting and consulting practice since July 2004. From January 2004 to July 2004, she was Chief Financial Officer of SmartSignal Corporation, a software start-up. Prior to that she served as chief financial officer at companies including Patron Systems, Inc., a public security software company, from December 2002 to June 2003, and NTE, Inc., an e-Commerce company, from November 1999 to July 2002. In her prior positions, Ms. Graul has been responsible for finance, accounting, tax, legal, operations, I.T., human resources, investor relations and administration, among other areas. She has been involved in completing equity and debt financing and has been responsible for the oversight of supply chain and information technology improvements. Ms. Graul also currently serves as Audit Chair on the Board of Directors of Tandem Health Care and Pelican Products. She holds a B.A. from Michigan State University and an M.B.A. from the University of Oklahoma.
Ms. Graul has been serving as a consultant in an advisory capacity to Enesco’s finance team since December 2005 and received aggregate payments of approximately $58,000 from Enesco.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished as part of this Report on Form 8-K:
99.1 Executive Separation Agreement, dated May 12, 2006, by and between Enesco Group, Inc. and Cynthia L. Passmore.
99.2 Press Release, dated May 11, 2006, regarding the management changes at Enesco.
The following exhibit is furnished as part of this Report on Form 8-K:
99.3 Press Release, dated May 12, 2006, regarding Enesco’s first quarter 2006 earnings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc. (Registrant)
Date: May 12, 2006	By:	/s/ Anthony G. Testolin
Anthony G. Testolin
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Executive Separation Agreement, dated May 12, 2006, by and between Enesco Group, Inc. and Cynthia L. Passmore.
99.2	Press Release, dated May 11, 2006, regarding the management changes at Enesco.
99.3	Press Release, dated May 12, 2006, regarding Enesco’s first quarter 2006 earnings.